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                                                                   EXHIBIT 10.39

                            SPECIALTY PERSONAL LINES

                       SUN COAST GENERAL INSURANCE AGENCY

                        CLAIMS ADMINISTRATION AGREEMENT

                           DRAFT #1 - APRIL 11, 1997
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                        CLAIMS ADMINISTRATION AGREEMENT


This agreement is effective April 1, 1997 and is entered into by and between Millers Group Specialty Personal Lines Division ("SPL Division") and MiliRisk ("Administrator").

1.     APPLICABLE TYPES OF BUSINESS

       This agreement shall apply to any losses reported under policies issued by Sun Coast General Insurance Agency.

2.     STANDARDS

       Administrator shall report, investigate, adjust, and compromise the claims on behalf of Millers Group Specialty Personal Lines in accordance with the requirements of this agreement. All claims will be investigated and handled by administrator in accordance with applicable law and standards set forth in this agreement, Exhibit I.

3.     CLAIMS AUTHORITY

       Administrator will establish loss reserves on claims relating to Sun Coast General Insurance Agency business. Administrator will settle claims and issue loss payments and expense payments in accordance with the terms of this agreement.

4.     CLAIM FILE CONTENTS

       It is agreed that administrator will maintain a separate file for each loss. Each claim file will contain the following:

       a. original documents or legible copies of all correspondence related to the claim.

       b. copies of all investigative reports, file notes and other material.

       c.     copies of all lawsuits filed in connection with the claim.

       d. copies of all bills or invoices paid and copies of all payments issued.

       e. a history of all loss and expense reserve, loss and expense payments and all amounts recovered.

       NOTE: Employees of the SPL Division shall have access to these files for review in performance of their duties. Files may not be removed from the Administrator's control without express permission.
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5.     RECOVERIES

       Administrator will develop and pursue reasonable subrogation and/or salvage recoveries.

6.     MONTHLY REPORTS

       It is agreed that administrator will provide to the Specialty Personal Lines Division, by the third (3rd) business day of each month, a report showing all claims open at any one time during the period month, a separate monthly report showing all closed claims, an inventory of all open claims by examiner, a separate report on reserve changes for the month, an inventory of all open subrogation and salvage files, and an inventory of all files in suite. The report will consist of a printout showing the following information for each claim:

       Claim number, policy number, insured, claimant (s), date of loss, loss payments, expense payment, loss reserves, expense reserves, all amounts recovered, and total incurred losses (all payments and outstanding reserves for loss and expense, less any recoverables).

7.     AD HOC REPORTS

       In the event that a claim meets any of the following criteria, administrator will notify the Specialty Personal Lines Division and Sun Coast General Insurance Agency as soon a practicable using as reporting format as agreed by the parties:

       a. any claim which has a potential to exceed $25,000 a Large Loss report form will be submitted.

       b.     any claim which involves a coverage dispute

       c. any claim involving death, brain injury resulting in physical or intellectual impairment, serious spinal injury, paraplegia or quadriplegia, serious sensory impairment (sight or hearing), loss of or loss of us of a major limb, loss f or loss of use of vital organs, severe burns causing serious disfigurement or scarring of the body, cosmetic deformities, sever injuries which are life threatening or may result in long term impairment.

       d. Reinsurance loss information will be reported by administrator in a format prescribed by Millers Group Reinsurers.

       e. Any claims involving extra contractual allegations or allegation of bad faith claim handling.

       f.     Any loss in excess of policy limits.

       g.     Any claim involving fraud or suspected fraudulent activity.
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       h.     Any adverse underwriting information developed by the Adjuster or
              Administrator shall be reported to the Sun Coast General
              Insurance Agency underwriting department immediately.

8.     INSURANCE DEPARTMENTS

       Administrator will promptly notify the Specialty Personal Lines Division of each complaint or written grievance received from an insured's complaint, governmental official or authority including, but not limited to, state insurance departments or other agencies. Administrator will submit appropriate responses, on a timely basis, to any claim related complaints or inquiries, with copies of such inquiries and responses thereto, contemporaneously provided to the Specialty Personal Lines Divisions.

9.     COMPENSATION AND EXPENSES

       Administrator shall receive as full compensation for its services, fees and other compensation as outlined in Exhibit II.

10.    LICENSES AND STATE INSURANCE CODE COMPLIANCE

       Administrator warrants that its adjusters, investigators and subcontractors hold proper licenses as required by the states in which their business in conducted. Administrator further agrees to conduct its services in compliance with all applicable statutes, regulations and Attorney General opinions regarding the servicing of claims or losses.

11.    CHANGES

       It is agreed that any changes or addition to this agreement, other than those previously referenced herein, shall be made in writing and signed by all parties.

12.    ENTIRE AGREEMENT

       This agreement and its exhibit are the entire agreement among the parties relating to the subject matter hereof. This agreement may only be modified or amended by mutual agreement of the parties in a writing which specifically refers to this agreement and is signed by all such persons or entities.
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In witness whereof, the parties hereto have executive this agreement in duplicate counterparts to be effective as of the date first above written.



       By                                    , Millers Specialty Personal Lines
          -----------------------------------  Division
       Name
            ---------------------------------
       Title
             --------------------------------
       Date
            ---------------------------------

       By                                    , MiliRisk Claims Department
          -----------------------------------
       Name
            ---------------------------------
       Title
             --------------------------------
       Date
            ---------------------------------
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                                   EXHIBIT I

                               SERVICE STANDARDS

I.     CUSTOMER COMMUNICATION

       a.     Contact

              1. Immediate phone contact of insured and/or claimants will be attempted. If after three (3) attempts within one (1) full business day, contact has not been made, a contact mailer will be immediately sent. If the claim has been reported as a bodily injury claim, phone contact will be attempted at least once per business day until contact is made.

       b.     Acknowledgment

              1. Advice to Sun Coast General Insurance Agency within 24 hours of receipt of loss notice.

              2. Telephone messages should receive a return call response within one business day.

II.    SERVICES

       a.     Coverage will be verified on all losses.

       b. MiliRisk will administer the appraisal/assessment process and will use in this endeavor a combination of staff, vendor, adjuster and appraiser.

       c. Perform all reasonable and necessary administrative and clerical work in connection with claim or loss reports.

       d. Establish and maintain a claim file for each reported claim or loss which shall be reviewable at any and all reasonable times by the customer.

       e. Provide the customer with litigation management. MiliRisk will no abandon files to the control and handling by defense counsel. MiliRisk will work with counsel to determine the best course of action within a reasonable budget and will continue to do all claims adjusting/investigation activities that it can do.

       f.     Provide the customer with monthly reports on all claims activity.

       g.     Issue payments on behalf of the customer.

       h. MiliRisk will aggressively pursue recovery through both salvage and subrogation on behalf of the customer.
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       i.     MiliRisk will report monthly on salvage/subrogation receipts and open subrogation/salvage files as requested in #6 above.

       j. MiliRisk will maintain a contract relationships with mutually agreed to Glass Company(s) and notify Sun Coast General Insurance Agency on claims where this service has not been utilized because of actions by the insured or agent.

       k. MiliRisk will maintain a contract relationship with a mutually agreed to Automobile Rental Company(s) and notify Sun Coast General Insurance Agency on claims where this service has not been utilized because of actions by the insured or agent.

       l. MiliRisk will maintain a contract relationship with a mutually agreed to Automobile Salvage Company(s) and notify Sun Coast General Insurance Agency on claims where this service has not been utilized because of actions by the insured or agent.

       m. All material damage appraisals issued by either a body shop or a third party independent appraiser, shall be validated through either the ADP system or by American Computer Estimating Company or similar service. Results of this "audit" shall be kept in the claim file.
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                                   EXHIBIT II

                             SERVICE FEES AND RATES

MiliRisk will provide claims services as follows;

       1. Claim administration services, including all LAE but excluding legal expense and catastrophe, 7.00% of earned premium.


       2. Catastrophes (any single event given rise to more than 100 new features will be defined as a catastrophe). Fee of $175.00 per claim plus appraisal costs.